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                                                                Exhibit 99.1





                          UNITED AIR SPECIALISTS, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR A SPECIAL MEETING OF SHAREHOLDERS

   P     The undersigned hereby constitutes and appoints William A.
   R     Cheney and Durwood G. Rorie, and each of them, his true and lawful
   O     agents and proxies with full power of substitution in each,  to
   X     represent the undersigned at a Special Meeting of Shareholders of
   Y United Air Specialists, Inc. (the "Company") to be held at the corporate offices of the Company, 4440 Creek Road, Cincinnati, Ohio on February 14, 1997 at 10:00 a.m. (EST), and at any adjournments thereof, on all matters coming before said meeting.


                                                        (change of address)

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                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                SEE REVERSE
                                                                     SIDE

    PLEASE DETACH CARD AND RETURN TOP PORTION ONLY IN THE ENVELOPE PROVIDED.


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                                                                        UAIR
                             SHARES IN YOUR NAME

     PLEASE MARK YOUR
/X/  VOTES AS IN THIS
     EXAMPLE.


                                                          FOR   AGAINST  ABSTAIN

1.   Proposal to adopt the Merger Agreement
     among the Company, CLARCOR Inc. and CUAC Inc.        /  /    /  /     /  /
     providing for the merger of CUAC Inc. with and into the Company (including authorization for the Company's Board of Directors to exercise its discretion whether to proceed with the merger if, during the ten business day period preceding the closing of the merger, the closing price of CLARCOR Common Stock is less than the threshold set forth in the Merger Agreement).



                                                                Change
                                                                  of       /  /
                                                                Address

                                                                 Attend    /  /
                                                                Meeting

SIGNATURE(S)                                            DATE
              ------------------------------                 ---------------

SIGNATURE(S)                                            DATE
              ------------------------------                 ---------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


                                  DETACH CARD